NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 18th day of May, 1998, by and between OutSource International of America, Inc., a Florida corporation ("OutSource"), and Mid-West Temps, Inc. ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller is selling substantially all of its assets to OutSource pursuant to the Asset Purchase Agreement among OutSource, and Seller of even date herewith (the "Asset Purchase Agreement"); and

         WHEREAS, this Agreement is required to be executed and delivered by Seller pursuant to Section 2 of the Asset Purchase Agreement; and

         WHEREAS, all terms in this Agreement which are not otherwise defined herein are used herein with the meanings assigned to them in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement, the parties hereto agree as follows:

         1. NONCOMPETITION AGREEMENT. Seller agrees that, for a period from the date of this Agreement and up to and including May 11, 2003, without the prior written consent of OutSource, Seller shall not:

                  1.1 engage in a Competitive Business (as hereafter defined) or in a Competitive business perform services, directly or indirectly, on behalf of itself or in connection with any other person, or as an employee, proprietor, owner, partner, director, officer, associate, shareholder, agent, contractor, employer, or consultant, of any entity, within the state of Illinois (collectively the "Territory").

                  1.2 have any direct or indirect interest, as a disclosed or beneficial owner, in any Competitive Business within the Territory except that Seller may own up 5% of the issued and outstanding stock in a Competitive Business which is a publicly held company.

                  1.3 perform services as a director, officer, manager, employee, consultant, representative, agent, independent contractor or otherwise for any Competitive Business within the Territory;


                  1.4 have any direct or indirect interest in any entity which is granted or is granting franchises or licenses to others to operate a Competitive Business within the Territory except for an ownership of up to 5% of the issued and outstanding shares of a Competitive Business which is a publicly held company.

                  1.5 solicit, recruit or hire any employee of OutSource, its affiliates or franchise associates; except for non-staffing employees who respond to a general solicitation of employment or approach Seller without prior solicitation;

                  1.6 except as allowed above with respect to a Competitive business, directly or indirectly, on behalf of itself or any other person, or as an employee, proprietor, consultant, agent, contractor, employer, affiliate, partner, owner, officer, director, associate, or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away or interfere with any of the business, customers, clients, contractors, trade or patronage of OutSource, its affiliates or franchise associates.

In the event that any provisions of this Section 1 should be deemed to exceed the time or geographic limitations permitted under any applicable law, then such provision shall be, and hereby is, reformed to the maximum time or geographic limitations permitted under such applicable law.

         2. COMPETITIVE BUSINESS. "Competitive Business" means any business operating, or granting franchises or licenses to others to operate, any light industrial temporary labor business.

         3. MATERIALITY. Seller recognizes and hereby agrees that the purchase price paid by OutSource for Seller's business exceeds the book value of Seller's business, and that a portion of the purchase price is attributed to the execution and delivery of this Agreement by Seller and related agreements by certain other individuals. Seller further recognizes and agrees that the execution and delivery of this Agreement by Seller and the representations, warranties, covenants and agreements of Seller set forth in Section 1 hereof are material and substantial parts of the transactions contemplated by the Asset Purchase Agreement.

         4. PAYMENT. In consideration of the noncompetition agreement set forth in Section 1 hereof, upon execution of this Agreement, OutSource will deliver or cause to be delivered to the Seller the amount set forth in Section 1 of the Asset Purchase Agreement pursuant to the terms of the Asset Purchase Agreement.

         5. SEVERABILITY. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provisions shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.
                                       2

         6. SUCCESSORS AND ASSIGNS. The obligations of the Seller under this Agreement are personal and may not be assigned or delegated to any other person. The rights and obligations of Seller under this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of OutSource.

         7. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and is signed by the parties hereto. No waiver by any other party hereto at any time of any breach by any other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The sole venue for any action arising hereunder shall be Cook County, Illinois.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Facsimile signatures shall have the same effect as original signatures.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                              OUTSOURCE:

Witness:                                      OutSource International
                                              of America, Inc.

                                              By: /S/ DAVID SPARKMAN
---------------------------                       -----------------------------
                                                  Zone Vice President

Witness:                                      SELLER:

                                              Mid-West Temps, Inc.

                                              By: /S/ TERESA J. USHER
----------------------------                      -----------------------------

                                       3